UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 26, 2006

NICHOLAS FINANCIAL, INC.
(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

2454 McMullen Booth Road, Building C
Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763
(Registrant's telephone number, Including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 2.02  Results of Operations and Financial Condition

April 26, 2006 - Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK), announced that net income increased 24% to $2,938,000 for the three months ended March 31, 2006 as compared to $2,368,000 for the three months ended March 31, 2005. Diluted earnings per share increased 22% to $0.28 for the three months ended March 31, 2006 as compared to $0.23 for the three months ended March 31, 2005. Revenue increased 33% to $12,170,000 for the three months ended March 31, 2006 as compared to $9,181,000 for the three months ended March 31, 2005.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description

34	Press release dated April 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: April 26, 2006	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer (Principal Executive Officer)

Date: April 26, 2006	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description

34	Press release dated April 26, 2006.